Financial Statement

                        For The Year Ended June 30, 2000

                         Together with Auditors' Report

            TIERS Corporate Bond-Backed Certificates Trust MOT 1998-5

                                TABLE OF CONTENTS

Description                                            Pages

Independent Auditors' Report                             3

Schedule of Cash Receipts and Disbursements              4
 for the year ended June 30, 2000

Notes to Financial Statement                           5 - 6

                We have audited the accompanying Schedule of Receipts and Disbursements (the "Schedule") of TIERS Corporate Bond-Backed Certificates Trust MOT 1998-5 for the year ended June 30, 2000. This Schedule is the responsibility of TIERS Corporate Bond-Backed Certificates Trust MOT 1998-5 Trustees. Our responsibility is to express an opinion on this Schedule based on our audit.

                We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by the Trustees, as well as evaluating the overall Schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

                As described in Note 2, the financial statement presents receipts and disbursements of the TIERS Corporate Bond-Backed Certificates Trust MOT 1998-5 in accordance with the trust indenture and is not intended to be a presentation of financial statements in accordance with generally accepted accounting principles.

                In our opinion, the Schedule referred to above presents fairly, in all material respects, the receipts and disbursements of the TIERS Corporate Bond-Backed Certificates Trust MOT 1998-5 for the year ended June 30, 2000 on the basis of accounting as described in Note 2.

                New York, New York
                September 30, 2000

TIERS Corporate Bond-Backed Certificates Trust, Series MOT 1998-5 Schedule of Receipts and Disbursements For the year ended June 30, 2000

RECEIPTS

Interest on $74,616,000                             $ 3,894,955
p.a. Motorola, Inc.
5.22% Debentures due October 1, 2097


 Other                                                     7

                                                    ----------
Total Cash                                          $3,894,962
Receipts                                            ==========


DISBURSEMENTS

Interest paid on TIERS Corporate                    $2,720,890
Bond-Backed Certificates Trust MOT 1998-5


Principal paid on TIERS Corporate
Bond-Backed Certificates                            1,174,072
Trust MOT 1998-5

                                                    ---------
Total Cash                                          $3,894,962
Disbursements                                       ==========



The accompanying notes are an integral part of financial statements.

                              ASTON BELL &  ASSOCIATES

            TIERS CORPORATE BOND-BACKED CERTIFICATES TRUST MOT 1998-5
                          NOTES TO FINANCIAL STATEMENT

                        FOR THE YEAR ENDED JUNE 30, 2000

Note 1

TIERS Corporate Bond-Backed Certificates Trust MOT 1998-5 (the "Trust") was formed pursuant to the Trust Agreement dated as of May 19, 1998 (the "Closing Date"), between Structured Products Corp., as depositor, and U.S. Bank Trust National Association, as trustee, as supplemented by the Series MOT 1998-5 Supplement dated as of May 19, 1998. The Trust Agreement was qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Securities of the Trust are Certificates, each of which represents a fractional undivided beneficial interest in the Trust; these securities were issued pursuant to the Trust Agreement and consisted of two classes: the ZTF Class Certificates and the Amortizing Class Certificates. In addition, the Term Assets are the sole assets of the Trust from which Certificateholders will receive any distributions.

Note 2

The financial statement presents receipts and disbursements of the TIERS Corporate Bond-Backed Certificates Trust MOT 1998-5 in accordance with the trust indenture and is not intended to be a presentation of financial statements in accordance with generally accepted accounting principles. Certain financial statement items are defined in the trust indenture as follows:

Term Assets - The Term Assets consist of $60,000,000 aggregate principal amount of Motorola, Inc. 5.22% Debentures, due October 1, 2097, having the characteristics described in a prospectus dated and a supplement thereto dated October 7, 1997. The Term Assets were issued and sold as part of an underwritten public offering of $300,000,000 aggregate principal amount of such securities.

            TIERS CORPORATE BOND-BACKED CERTIFICATES TRUST MOT 1998-5
                          NOTES TO FINANCIAL STATEMENT

                        FOR THE YEAR ENDED JUNE 30, 2000

Note 2 - Continued

ZTF Class Certificates - The ZTF Class Certificates consist of $60,000,000 aggregate Certificate Principal Balance. Except in the case of a Special Event Redemption, no cash distributions will be made on the ZTF Class Certificates. Instead, the ZTF Class Certificates outstanding on April 1, 2018 will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the Term Assets underlying such ZTF Class Certificates equal to the aggregate Certificate Principal Balance of such ZTF Class Certificates.

Amortizing Class Certificates - The Amortizing Class Certificates consist of $34,778,000 aggregate initial Certificate Principal Balance. Distributions on the Amortizing Class Certificates will consist of semiannual Fixed Payments payable on each Distribution Date up to and including April 1, 2018.